Exhibit 99.2

The Rowe Companies Receives Notice of Non-Compliance with

American Stock Exchange Listing Requirements

McLean, Virginia – September 26, 2006 – The Rowe Companies (AMEX:ROW),(the “Company”) announced that it has received written notice from the American Stock Exchange (“AMEX”) that the Company does not meet one of AMEX’s continued listing standards. Specifically, the Company was notified that it is not compliance with Section 1003(a)(iv) of the AMEX Company Guide because, based on the Company’s voluntary commencement of Chapter 11 proceedings, the Company has sustained losses which are so substantial in relation to its overall operations, or its financial condition has become so impaired that it appears questionable, in the opinion of AMEX, as to whether the Company will be able to continue operations and/or meet its obligations as they mature. The notification states that in order to maintain its AMEX listing, the Company must submit a plan by October 23, 2006 advising AMEX of the action the Company has taken, or will take, to comply with Section 1003(a)(iv) by the earliest possible date. The Company has not yet determined how it will respond to the notification.

As previously announced, on September 18, 2006, the Company, along with its two operating subsidiaries, Rowe Furniture, Inc. and Storehouse, Inc., filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia. Business and operations will continue as usual while the Company pursues various restructuring options.

Please see http://www.administar.net for updates as they become available. Consumer customers and Storehouse vendors may call 1-866-907-6499. Rowe Furniture vendors may call 1-877-684-3578.

Rowe Furniture has been a leading manufacturer of fine upholstered furniture for the past 60 years. Founded in 1946, the Company’s headquarters are located in McLean, Virginia. In 1999, the Company acquired Storehouse, an Atlanta based home furnishings retailer, and the name of the Company changed from “Rowe Furniture Corporation” to “The Rowe Companies,” which owns 100% of the stock of the manufacturing and retail subsidiaries, Rowe Furniture and Storehouse. For more information, please visit http://www.therowecompanies.com.

Certain of the statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of The Rowe Companies, Rowe Furniture, Inc., and Storehouse, Inc. (the “Rowe Affiliates”) with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Rowe Affiliates’

operations and business environment which may cause the actual results of the Rowe Affiliates to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Rowe Affiliates to continue as a going concern; the ability of the Rowe Affiliates to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the Rowe Affiliates’ ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Rowe Affiliates to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Rowe Affiliates to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Rowe Affiliates to obtain and maintain normal terms with vendors, suppliers and service providers; the Rowe Affiliates’ ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on the Rowe Affiliates’ liquidity or results of operations; the ability of the Rowe Affiliates to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the Rowe Affiliates to attract, motivate and/or retain key executives and associates; the ability of the Rowe Affiliates to attract and retain customers; economic conditions; labor costs; financing availability and costs; and other risks and uncertainties listed from time to time in the Rowe Affiliates’ reports to the SEC. There may be other factors not identified above of which the Rowe Affiliates are not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Rowe Affiliates assume no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Rowe Affiliates’ various pre-petition liabilities, common stock and/or other equity securities. Accordingly, the Rowe Affiliates urge that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

Contact:	Garry W. Angle, Vice President-Treasurer

540-444-5032